Exhibit 99.1

Equitable Holdings Reinsures Legacy Variable Annuity Block to Venerable,

Accelerating Capital Return

Landmark transaction significantly de-risks balance sheet:

reduces CTE98 required capital by 64%

Increase in RBC ratio of c. 60 points

Unlocks statutory capital of c. $1.2 billion, consistent with economic valuation

Accelerates capital return: $500 million incremental share repurchases in 2021

New York, NY, October 27, 2020 – Equitable Holdings, Inc. (“Equitable Holdings” or the “Company”) (NYSE: EQH) today announced that it entered into an agreement with Venerable Holdings, Inc. (“Venerable”)1 to reinsure legacy variable annuity policies sold between 2006-2008 (the “Block”) backed by approximately $12 billion2 of general account assets and to select AllianceBernstein (“AB”) as the preferred investment manager for the assets. As part of the transaction, the Company will also sell its runoff variable annuity reinsurance entity, Corporate Solutions Life Reinsurance Company (“Corporate Solutions Life Re”).

“We are very pleased to have reached agreement with Venerable on what is a landmark transaction. This reinsurance agreement not only strengthens our balance sheet but also reinforces the benefits of Equitable’s economic risk management. This transaction accelerates the unlocking of economic value and allows us to return capital to shareholders. We remain committed to delivering long-term value and continuing our long-established program of prudent risk management,” said Mark Pearson, President and Chief Executive Officer.

The transaction will generate approximately $1.2 billion3 of value for Equitable Holdings on a Statutory basis, which includes an expected $800 million capital release, a positive ceding commission and consideration for Corporate Solutions Life Re totaling approximately $300 million subject to adjustment, and approximately $100 million in tax benefits. Importantly, the transaction accelerates the Company’s strategic actions to de-risk its balance sheet and shift towards less capital-intensive businesses.

Venerable brings significant expertise in managing variable annuities with a seasoned management team, strong operating platform, and top tier risk management capabilities. Equitable Holdings is in discussions to acquire a 9.9% equity stake in Venerable’s parent holding company, VA Capital Company LLC, including a board seat, subject to reaching agreement on the terms of the investment.

Under the terms of the agreement, Venerable’s reinsurance obligations will be secured by a comfort trust with an expected initial balance of approximately $12 billion of assets. AB will serve as the preferred investment manager for c. 80%4 of the general account assets transferred. Equitable Financial Life Insurance Company (“Equitable”) will continue to administer the policies, ensuring a seamless client service experience.

[1]	Includes Venerable Insurance and Annuity Company, a subsidiary of Venerable
[2]	All estimated or pro forma numbers referenced as of June 30, 2020
[3]	Expected value at close based on June 30, 2020
[4]	Relative to assets currently managed by AB

The transaction has been approved by the Equitable Holdings Board of Directors and is expected to close in the second quarter of 2021, subject to customary closing conditions, including receipt of regulatory approvals.

Transaction Highlights

Strengthens the balance sheet:

•

The Block is comprised of non-New York “Accumulator” policies written by Equitable between 2006-2008 containing fixed rate Guaranteed Minimum Income Benefit (“GMIB”) and/or Guaranteed Minimum Death Benefit (“GMDB”) guarantees of 6-6.5%.

•	The transaction will significantly reduce Equitable’s CTE98 required capital by c. 64%, from c. $19 billion as of June 30, 2020 to c. $7 billion on a pro forma basis.

•	As of June 30, 2020, the Block accounted for 51% and 44% of the Company’s GMIB and GMDB Net Amount at Risk (“NAR”), respectively.

•	Totaling c. 114,000 policies, the Block represents 33% of the Company’s fixed rate GMxB business or 13% of total variable annuity inforce as of June 30, 2020.

•	The policies being reinsured represent c. $14 billion of separate account values and approximately one third[5] of total fixed rate variable annuity net outflows.

Unlocks value to Equitable Holdings:

•

The transaction will create an expected $1.2 billion of value on a Statutory basis, consistent with Equitable Holdings’ economic valuation, through an $800 million capital release, approximately $300 million paid by Venerable as a positive ceding commission and consideration for the acquisition of Corporate Solutions Life Re, subject to adjustment, and approximately $100 million in tax benefits.

•	The meaningful value unlocked by this transaction further validates the Company’s economic approach to reserving, hedging, and risk management.

Accelerates capital return:

•	The transaction will result in an increase in the RBC ratio of approximately 60 percentage points.

•	The Board has approved an additional $500 million of share repurchases in 2021, incremental to its 50-60% target payout ratio, subject to the close of the transaction.

•	The Company expects to maintain its debt-to-capital ratio in line with its mid-20% target.

Ongoing relationship terms:

•	Venerable is a highly credible partner with an aligned risk management philosophy and expertise in managing and hedging complex variable annuities.

•	The agreement will contain protections including a comfort trust and also robust reporting for oversight and monitoring to ensure adequate asset levels in the trust.

•	Venerable will deploy a dynamic hedging strategy ensuring the trust is fully asset-liability matched.

•	Equitable Holdings is in discussions to acquire a 9.9% equity stake in Venerable’s parent holding company, VA Capital Company LLC, including a board seat.

[5]	Based on full year 2019

From an accounting standpoint, Equitable Holdings expects the transaction to result in an annualized Non-GAAP Operating Earnings reduction of approximately $150 million p.a., which will decrease as the block rolls off. There will be ongoing net income volatility due to the amortization of the reinsurance transaction and accounting asset-liability mismatch until LDTI adoption. This is partially offset by a reduction of approximately $0.3 billion in the Company’s GAAP net income GMxB hedging sensitivity related to variable annuity product features, now $0.7-$1.0 billion per annum.

Goldman Sachs & Co. LLC is serving as lead financial advisor and Ardea Partners LP as co-advisor with Willkie Farr & Gallagher LLP acting as legal counsel to Equitable in connection with this transaction.

Conference Call

Equitable Holdings will host a conference call at 10 a.m. ET on Wednesday, October 28, 2020 to discuss the transaction. The conference call webcast along with a presentation will be accessible on the Company’s Investor Relations website at ir.equitableholdings.com. Please log on to the webcast at least 15 minutes prior to the call to download and install any necessary software.

To register for the conference call, please use the following link: EQH Legacy VA Reinsurance Call.

After registering, you will receive an email confirmation including dial in details and a unique conference call code for entry. Registration is open through the live call. To ensure you are connected for the full call we suggest registering a day in advance or at minimum 15 minutes before the start of the call.

A webcast replay will be made available on the Equitable Holdings Investor Relations website at ir.equitableholdings.com.

About Equitable Holdings

Equitable Holdings, Inc. (NYSE: EQH) is a financial services holding company comprised of two complementary and well-established principal franchises, Equitable and AllianceBernstein. Founded in 1859, Equitable provides advice, protection and retirement strategies to individuals, families and small businesses. AllianceBernstein is a global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets. Equitable Holdings has approximately 12,000 employees and financial professionals, $711 billion in assets under management (as of 6/30/2020) and more than 5 million client relationships globally.

Contacts:

Investor Relations

Jessica Baehr

+(212) 314-2476

Media Relations

Matt Asensio

+(212) 314-2010

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Equitable Holdings, Inc. (“Holdings”) and its consolidated subsidiaries. “We,” “us” and “our” refer to Holdings and its consolidated subsidiaries, unless the context refers only to Holdings as a corporate entity. There can be no assurance that future developments affecting Holdings will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.

These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity, access to and cost of capital and the impact of COVID-19 and related economic conditions; (ii) operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, remediation of our material weakness, indebtedness, protection of confidential customer information or proprietary business information, information systems failing or being compromised, strong industry competition and catastrophic events, such as the outbreak of pandemic diseases including COVID-19; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults, errors or omissions by third parties and affiliates and gross unrealized losses on fixed maturity and equity securities; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, complex regulation and administration of our products, variations in statutory capital requirements, financial strength and claims-paying ratings and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves, actual mortality, longevity, morbidity and lapse experience differing from pricing expectations or reserves, amortization of deferred acquisition costs and financial models; (vii) our Investment Management and Research segment, including fluctuations in assets under management, the industry-wide shift from actively-managed investment services to passive services and potential termination of investment advisory agreements; (viii) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; (ix) risks related to separation from, and continuing relationship with, AXA, including costs associated with separation and rebranding; and (x) risks related to our common stock and future offerings, including the market price for our common stock being volatile and potential stock price declines due to future sales of shares by existing stockholders.

Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in Holdings’ Annual Report on Form 10-K for the year ended December 31, 2019 and in Holdings’ subsequent filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

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